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                                                                 EXHIBIT 10.2
                                                     [COMPOSITE CONFORMED COPY]



                           COOPERATION AGREEMENT dated as of July 18, 1991,
                         among THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES, a New York mutual life insurance company (the "Company"), THE EQUITABLE COMPANIES INCORPORATED, a Delaware corporation (the "Holding Company"), and AXA, a corporation organized under the laws of France (the "Investor"), as amended by Amendment No. 1 dated as of November 27, 1991.


                                  WITNESSETH:


                  WHEREAS the Company and the Investor desire to create a global insurance enterprise and to share their respective experience in the field of life insurance;

                  WHEREAS concurrently with the execution and delivery of this Agreement, the Company, the Holding Company and the Investor are entering into an Investment Agreement dated as of the date hereof (the "Investment Agreement"), pursuant to which the Investor has agreed to make a substantial investment in the Company; and

                  WHEREAS the Investor, the Company and the Holding Company wish to establish a long-term cooperative relationship and, in connection therewith, wish to establish the terms for the sharing of certain personnel, training and information by the Company and the Investor, and for other long-term arrangements among the Holding Company, the Company and the Investor.


                  NOW, THEREFORE, the parties hereto agree as follows:


                                   ARTICLE I

                                   COOPERATION


                  SECTION 1. GOOD FAITH COOPERATION. In order to enhance their respective businesses, the Company, the Holding Company and the Investor agree to cooperate and to cause their respective Subsidiaries to cooperate in good faith in the field of life insurance in order to provide each other with a better understanding of their


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respective insurance markets, insurance and annuity products and operations
(including, without limitation, any significant new developments relating to any of the foregoing). The parties further agree to cooperate in good faith in order to achieve the expansion of their respective life insurance businesses and the development of joint life insurance operations. In addition, the Parties agree to cooperate in the field of asset management and financial services. This good faith cooperation will be accomplished through the formation of a cooperation committee and operations committees as set forth in Article II, the exchange of staff as set forth in Article III and other projects and means to be developed and established by the parties.


                                   ARTICLE II

                           ESTABLISHMENT OF COMMITTEES


                  SECTION 2.1. COOPERATION COMMITTEE AND PROJECT TEAMS. (a) Promptly after the date hereof, the Company and the Investor shall jointly establish a committee (the "Cooperation Committee") through which they shall maintain ongoing contact. The Cooperation Committee shall consist of an equal number of representatives of each of the Company and the Investor and shall initially consist of a total of eight members. The total number of members may be expanded or contracted by agreement of the parties. All members shall be senior executives of the respective parties. The Cooperation Committee shall be co-chaired by two members of such Committee, one selected by the investor and one selected by the Company, who shall be in charge of jointly conducting the meetings and coordinating the activities of the Cooperation Committee. The Cooperation Committee shall in addition have a Secretary who need not be a member who shall be appointed to convene meetings and take minutes. The mission of the Cooperation Committee shall be to oversee and enhance the cooperation between the Company and the Investor in accordance with the terms of this Agreement. The Cooperation Committee shall accomplish this objective through regular meetings, to be held at least every quarter and on an alternating basis at the headquarters of the Company in New York and of the Investor in Paris. The Cooperation Committee shall prepare and issue each quarter a report on cooperation achievements and goals for submission to and consideration by the Board of Directors of each of the Company, the Bolding Company and the Investor.

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                  (b) The Cooperation Committee shall investigate the
possibility of, and shall carry out feasibility studies relating to, joint projects and ventures between the Company and the Investor and their respective Subsidiaries. Among other possible subjects, the Cooperation Committee shall investigate the possibility of joint operations in foreign countries where neither the Investor nor the Company nor their respective Subsidiaries has done business to date. Such feasibility studies, when completed, shall be submitted to senior management and, if necessary, the respective Boards of Directors of each of the Company, the Holding Company and the Investor for the purpose of determining whether to proceed with any proposed joint project or venture. In the event the Company and the Investor mutually determine to proceed with such a joint project or venture following completion of such a feasibility study, the Cooperation Committee shall establish a project team to effect such joint project or venture composed of representatives of the Company and the Investor. No such joint project or venture shall be implemented before the Second Closing without the approval of the appropriate governing bodies of the respective parties and the consent of the New York Insurance Department.

                  (c) The Cooperation Committee shall set up an annual cooperation program in furtherance of the goals of increased understanding and expansion of business set forth in Article 1. Such annual cooperation program shall include a sharing of information with respect to, among other items, in the insurance area, market trends, consumer needs, statutory reserves and liabilities, profitability by product and distribution channels. The cooperation program shall also encompass the fields of asset management and financial services, in which market trends and the feasibility of cross-development of clients and of common products will be studied, and EDP systems, in which know-how concerning enhancement of productivity and cost reduction will be shared. The annual cooperation program shall be implemented by the appropriate Operating Committee or Operating Committees established pursuant to Section 2.2.

                  SECTION 2.2 OPERATING COMMITTEES. Upon the date that is 120 days after the First Closing, the Company and the Investor shall establish additional committees (the "Operating Committees") in each of the following areas: strategy; finance and audit matters; asset management; actuarial matters and products; marketing (including but not limited to issues relating to agents, advertising and products); organization; human


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resources; public relations; and EDP systems. The Operating Committees will in each case be composed of senior executives designated by the Investor and by the Company who have significant responsibilities in their positions with the Investor or one of its Subsidiaries (in the case of Investor designees) or with the Company or one of its Subsidiaries (in the case of Company designees) in the area to be addressed by the particular Operating Committee. Each Operating Committee shall meet not less frequently than quarterly to discuss and monitor developments in the parties' respective practices in the area for which that Operating Committee has responsibility. The Operating Committees shall in addition take such actions as the Cooperation Committee shall deem necessary to implement the annual cooperation program and assist the Cooperation Committee in accomplishing its goals; PROVIDED that until the Second Closing the Operating Committees shall not take such actions without the consent of the New York Insurance Department. Such actions may include, but shall not be limited to, the preparation of studies for and reports to the Cooperation Committee.


                                   ARTICLE III

                                EXCHANGE OF STAFF


                  SECTION 3.1. EXCHANGE OF STAFF. The Cooperation Committee shall each year coordinate the exchange of staff of the Investor and the Company and their respective Subsidiaries in order to provide on-site experience to each party in the business of the other. Specific details as to the terms of such exchanges will be agreed by the parties at the time of the exchange.

                  SECTION 3.2. SENIOR LEVEL ASSIGNMENTS. The Investor and the Company from time to time after the First Closing shall agree on the assignment by each of a reasonable number of its executives to the other party. Such executives shall have full responsibilities consistent with their positions. Such assignments, which will not be controlled by the Cooperation Committee, will be for such reasonable terms as the parties shall determine, in each case subject to reasonably satisfactory performance of duties by the individual. Each party shall use all reasonable efforts to take any actions necessary to facilitate the foregoing assignments, including but not limited to actions necessary in connection with the tax and immigration laws

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of the United States and France. Each party shall reimburse the other for all reasonable costs incurred in connection with the foregoing efforts. Until the date that is 120 days after the First Closing, such exchange of executives shall involve only a limited number of persons. Specific details as to the terms of such assignments will be agreed by the parties at the time of such assignment, although it is anticipated that the party to which an executive is assigned will be responsible for the compensation of such executive.

                  SECTION 3.3. NO SOLICITATION. (a) Prior to the Second Closing Date, the Investor shall not solicit or hire any of the employees of the Company or the Holding Company with whom the Investor has had contact pursuant to this Agreement, unless, at the time of such solicitation or hiring, such person had not been an employee of the Company or the Holding Company or any affiliate of the Company or the Holding Company for a period of at least six months.

                  (b) Prior to the Second Closing Date, neither the Company nor the Holding Company shall solicit or hire any of the employees of the Investor with whom either the Company or the Holding Company has had contact pursuant to this Agreement, unless, at the time of such solicitation or hiring, such person had not been an employee of the Investor or any affiliate of the Investor for a period of at least six months.


                                   ARTICLE IV

                                  MISCELLANEOUS


                  SECTION 4.1. TERMINATION. Unless earlier terminated by mutual agreement of the parties hereto, this Agreement shall terminate upon the earliest to occur of (i) the termination of the Investment Agreement in accordance with its terms, (ii) the date after the Second Closing Date when the Investor and the Investor Related Parties cease to own in the aggregate Voting Securities with Voting Power representing 25% or more of the Total Voting Power; provided that, until the later of (a) if the notice referred to in the second sentence of Section 1.2(c)(ii) of the Investment Agreement has been timely given, the date that is six months after the Adjustment Date (or, if later, the date on which all the conditions referred to in the proviso to the third sentence of Section 1.2(c)(ii) of the Investment

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Agreement have been satisfied in full) and (b) the first annual meeting of the
Holding Company's stockholders after the Adjustment Date, the Investor and the Investor Related Parties shall for purposes of this Agreement be deemed to own Voting Securities with Voting Power representing 40% or more of the Total Voting Power and (iii) September 30, 2001; PROVIDED that Sections 3.3 and 4.10 shall survive in accordance with their terms and Section 3.3 shall survive until at least March 1, 1992. As used in the preceding sentence, "Investor Related Parties", "Voting Securities", "Voting Power" and "Total Voting Power" shall have the meanings given them in the Standstill and Registration Rights Agreement.

                  SECTION 4.2. SEVERABILITY. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the provisions of this Agreement shall remain in full force and effect. The parties shall endeavor in good faith negotiations to replace any invalid, illegal or unenforceable provision with a valid, legal and enforceable provision, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provision.

                  SECTION 4.3. ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES. This Agreement (together with the Investment Agreement and the Standstill and Registration Rights Agreement) (a) constitutes the entire agreement and understanding and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (b) is not intended to confer upon any person other than the parties any rights or remedies hereunder.

                  SECTION 4.4. NOTICES. Any notice, demand, election, request, consent or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) when personally delivered or delivered by telecopy on a Business Day during normal business hours (at the place of receipt) at the address or number designated below or (b) on the second Business Day following the date of mailing by

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overnight courier, fully prepaid, addressed to such address, whichever shall first occur. The addresses for such communications shall be:

                  If to the Company:

                           General Counsel
                           The Equitable Life Assurance Society of the
                           United States
                           787 Seventh Avenue
                           New York, New York 10019
                           Telecopy: (212) 554-1030

                  If to the Holding Company:

                           General Counsel
                           The Equitable Companies Incorporated
                           787 Seventh Avenue
                           Telecopy: (212) 554-1030

                  in either case with a copy to:

                           Debevoise & Plimpton
                           875 Third Avenue
                           New York, New York 10022
                           Telecopy: (212) 909-6836
                           Attention: Wolcott B. Dunham, Jr., Esq.

                  If to the Investor:

                           Directeur General International
                           AXA
                           23, Avenue Matignon
                           75008 Paris, France
                           Telecopy: 011--331-40 75 48 39

                  with a copy to:

                           Cravath, Swaine & Moore
                           Worldwide Plaza
                           825 Eighth Avenue
                           New York, New York 10019
                           Telecopier: (212) 474-3700
                           Attention: George T. Lowy, Esq.

Any party hereto may from time to time change its address for communications under this Section 4.4 by giving at least 5 days (1) notice of such changed address to the other parties hereto.

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                  SECTION 4.5. AMENDMENTS AND WAIVERS. This Agreement may not be
amended, supplemented or discharged, and none of its provisions may be modified, except expressly by an instrument in writing signed by the party to be charged. The parties hereto may amend this Agreement without notice to or the consent of any third party. Any term or provision of this Agreement may be waived, but only in writing by the party which is entitled to the benefit of that provision. No waiver by any party of any default with respect to any provision, condition or requirement hereof shall be deemed to be a continuing waiver in the future thereof or a waiver of any other provision, condition or requirement hereof; nor shall any delay or omission of any party in exercising any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

                  SECTION 4.6. COUNTERPARTS. This Agreement may be executed in one or more counterparts, which together shall constitute but one instrument. It shall not be necessary for each party to sign each counterpart so long as each party has signed at least one counterpart.

                  SECTION 4.7. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and legal representatives. No party shall assign this Agreement or any rights hereunder without the consent of the other parties.

                  SECTION 4.8. INTERPRETATION. When a reference is made in this Agreement to a Section or Article, such reference shall be to a Section or Article of this Agreement unless otherwise indicated or unless the context shall otherwise require. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                  SECTION 4.9. ARBITRATION. Each of the parties hereto hereby agrees that all disputes arising in connection with or relating to this Agreement that are not settled amicably shall be finally settled by arbitration under the Rules of Conciliation and Arbitration of the International Chamber of Commerce by three arbitrators. One arbitrator shall be appointed by the Company or the Holding Company; one arbitrator shall be appointed by the Investor; and the third arbitrator shall be appointed by the first two appointees or, if such appointees cannot agree within 30 days of the appointment of the second such arbitrator, by the

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President of the Court of Arbitration of the International Chamber of Commerce.
The foregoing agreement to arbitrate shall be specifically enforceable. Any award rendered by the arbitrators shall be final and binding upon the parties, and judgment upon such award, including any costs of arbitration, may be entered in accordance with applicable laws in any court having jurisdiction thereof. All arbitration proceedings shall be conducted, and all evidence shall be produced, in the English language or in the French language with an English translation. All arbitration proceedings shall be held in Geneva, Switzerland. For the purpose of enforcing the foregoing agreement to arbitrate or any arbitration award, the Investor agrees to submit to the jurisdiction of the courts of the State of New York in the Borough of Manhattan or of the United States of America for the Southern District of New York, and each of the Company and the Holding Company agrees to submit to the jurisdiction of the courts of France.

                  Section 4.10. CONFIDENTIALITY. (a) In connection with the preparation for and negotiation of the investment made by the Investor in the Company, each of the Company, the Holding Company and the Investor has received, and in connection with (i) Section 4.4 of the Investment Agreement and (ii) the activities of the parties pursuant to this Agreement, each of the Company, the Holding Company and the Investor will receive, from (in the case of the Investor) the Company, the Holding Company and their subsidiaries (collectively, the "Company Group") and their respective directors, officers, employees, agents and representatives (with the Company Group, the "Company Parties") and from (in the case of the Company and the Holding Company) the Investor and its subsidiaries (collectively, the "Investor Group") and their respective directors, officers, employees, agents and representatives (with the Investor Group, the "Investor Parties"), financial and other information of the Company Group and the Investor Group, respectively, concerning their respective businesses and affairs ("Confidential Information"). As used herein, "Confidential Information" shall not include information which (i) is or becomes generally available to the public other than as a result of a disclosure by the Investor Parties, in the case of information of the Company Group, or the Company Parties, in the case of information of the Investor Group, or (ii) was or becomes available to the Investor Parties or the Company Parties, as the case may be, on a non-confidential basis from a source other than the Company Parties or the Investor Parties, respectively or (iii) was lawfully within the possession of the

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Investor Parties or the Company Parties, as the case may be, prior to its being furnished to them by the Company Parties or the Investor Parties, respectively, provided that, in the case of clauses (ii) and (iii), the source of such information was not known to the Investor Parties or the Company Parties, as the case may be, to be bound by a confidentiality agreement with any of the Company Parties or the Investor Parties, respectively, in respect thereof.

                  (b) In the event that the Investment Agreement is terminated in accordance with its terms, the Investor Parties or the Company Parties, as the case may be, will, for a period of three years following the date of such termination, keep all Confidential Information of the Company Group or the Investor Group, respectively, confidential and will not disclose it to any third party without the prior written consent of the Company or the Investor, as applicable. In the event that the Investment Agreement is not terminated in accordance with its terms, the Investor Parties or the Company Parties, as the case may be, will, for a period of three years following the date such Confidential Information first becomes known to any Investor Party or Company Party, as the case may be, keep all Confidential Information of the Company Group or the Investor Group, respectively, confidential and will not disclose any of it to any third party without the prior written consent of the Company or the Investor, as applicable. Notwithstanding the foregoing two sentences, any of the Confidential Information may be disclosed without obtaining such prior written consent (i) to any third party that is an Investor Party or a Company Party, as applicable, at the time of such disclosure, (ii) as may occur as an incidental result of the use of such Confidential Information in the business or operations of the Investor Group or the Company Group, as the case may be, (iii) as may be required by applicable law or legal process or (iv) as may be necessary or desirable in connection with enforcing any rights under, or pursuing any remedy for any breach of, the Transaction Agreements.

                  (c) The Investor, on the one hand, and the Company and the Holding Company, on the other hand, agree that they will not disclose any Confidential Information to any Investor Party or Company Party, as the case may be, before informing such party of the confidential nature of such Confidential Information and of the provisions of this Section 4.10 and such party has agreed to keep such information confidential in accordance with such provisions. In any event, the Investor, on the one hand, and the Company and the Holding company, on the

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other hand, shall be responsible for any use of the Confidential Information by any Investor Party or any Company Party, respectively, that violates the provisions of this Agreement applicable to such party.

                  (d) In the event that the Investment Agreement is terminated in accordance with its terms, the parties will use their best efforts to cause all documents supplied by any Investor Party or Company Party, as the case may be, which contain Confidential Information to be returned to the Company or the Holding Company, on the one hand, or to the Investor, on the other hand, or destroyed, and to cause all documents, notes, memoranda or other writings containing Confidential Information which were prepared by the recipient of such Confidential Information or a Related Party to be destroyed. As used herein, "Related Party" shall mean, with respect to any Investor Party, any other Investor Party, and with respect to any Company Party, any other Company Party.

                  (e) Notwithstanding any other provision of this Section 4.10, each party hereto agrees that during the applicable confidentiality period set forth in subsection (b) above, neither it nor any Related Party shall use any Confidential Information received by it in a manner which directly competes with, in the case of use by a member of the Investor Group, any member of the Company Group, and in the case of use by a member of the Company Group, any member of the Investor Group.

                  (f) In the event that any member of the Investor Group or any member of the Company Group is required to disclose any Confidential Information received by it by law or legal process as described in subsection (b)(iii) above, it will provide the Company or the Investor, as applicable, with written notice so that such party may seek a protective order or other appropriate remedy or waive compliance with the provisions of this Agreement. In the event that such protective order or other remedy is not obtained, or that such party waives compliance with the provisions of this Agreement, the entity which is so required to make the disclosure shall furnish only that portion of the Confidential Information which is legally required and will exercise its best efforts to obtain reliable assurance that confidential treatment will be accorded any Confidential Information so furnished.

                  (g) Any waiver by the Company of compliance with any aspect of this Section 4.10 or consent by the

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Company pursuant to any provision of this Section 4.10 will also bind the
Holding Company.

                  SECTION 4.11. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS.


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                  SECTION 4.12. DEFINITIONS. All capitalized terms used herein and not otherwise defined shall have the respective meanings given them in the Investment Agreement.

                  IN WITNESS WHEREOF, the Company, the Holding Company and the Investor have caused this Agreement to be duly executed by their respective authorized officers as of the date hereof.

                                              THE EQUITABLE LIFE ASSURANCE
                                              SOCIETY OF THE UNITED STATES

                                                 by /s/ Richard H. Jenrette
                                                    ----------------------------
                                                    Name:  Richard H. Jenrette
                                                    Title: Chairman and Chief
                                                           Executive Officer

                                              THE EQUITABLE COMPANIES
                                              INCORPORATED

                                                 by /s/ Richard H. Jenrette
                                                    ----------------------------
                                                    Name:  Richard H. Jenrette
                                                    Title: Chairman and Chief
                                                           Executive Officer


                                              AXA

                                                 by /s/ Claude Bebear
                                                    ----------------------------
                                                    Name:  Claude Bebear
                                                    Title: President Directeur
                                                           General